EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 10, 2025, with respect to the financial statements and supplemental information included in the Annual Report of AZZ Inc. 401(k) Plan on Form 11-K for the year ended December 31, 2024. We consent to the incorporation by reference of said report in the Registration Statement of AZZ Inc. on Form S-8 (File Nos. 333-229487, 333-226379, 333-197323 and 333-273201).

/s/ GRANT THORNTON LLP

Oklahoma City, Oklahoma
July 10, 2025